UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 6, 2015

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
Delaware	333-201810	27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on May 6, 2015, QTS Realty Trust, Inc. (the “Company”), through Quality Technology Services Holding, LLC, its taxable REIT subsidiary, entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Carpathia Holdings, LLC (“Seller”) and Carpathia Acquisition, Inc., pursuant to which the Company will acquire indirectly 100% of the outstanding stock of Carpathia Hosting, Inc. (“Carpathia”) for approximately $326 million. Upon completion of the transaction, Carpathia Acquisition, Inc. and its subsidiaries, including Carpathia, will become indirect, wholly-owned subsidiaries of the Company. Carpathia is a hybrid cloud services and Infrastructure-as-a-Service (IaaS) provider servicing enterprise customers and federal agencies.

Pursuant to the terms of the Stock Purchase Agreement, at the closing of the Acquisition, the Company will pay aggregate consideration of approximately $326 million, excluding Carpathia’s cash (which the Company will separately pay to the Seller), but including the prepayment of debt and transaction-related expenses and the assumption of capital leases, subject to customary closing adjustments.

The Stock Purchase Agreement contains customary representations and warranties and pre- and post-closing covenants. Pursuant to the Stock Purchase Agreement, the Seller has agreed to indemnify the Company for all losses arising from the Seller’s breach of its representations and warranties, the Seller’s or target company’s failure to perform covenants in the Stock Purchase Agreement and for any income and payroll taxes related to pre-closing tax periods. The Seller’s indemnification obligations survive for 15 months following closing (except with respect to claims for breach of post-closing covenants (which survive until expiration of the statute of limitations) and for income taxes (which survive indefinitely)), and is subject to an overall cap of $20 million. However, claims for fraud, intentional breach and income taxes related to pre-closing tax periods are not subject to the cap. Claims for breaches of representations and warranties are further subject to a deductible of $1.5 million (other than with respect to taxes, which are subject to a deductible of $750,000).

The Company has also agreed to indemnify the Seller for all losses arising from the Company’s breach of its representations and warranties and failure to perform covenants (including post-closing covenants of Carpathia).

At closing, the parties will enter into an escrow agreement with JPMorgan Chase Bank, N.A., as escrow agent, pursuant to which the Company will deposit (i) $20 million of the purchase price into an escrow account to serve as an exclusive source of indemnification for claims against the Seller during the 15-month indemnification survival period, and (ii) a separate $10 million of the purchase price into an escrow account to serve as an exclusive source of funds for any post-closing purchase price adjustment in favor of the Company.

The parties are required to close the transaction on the later of July 1, 2015 or three business days after satisfaction of all conditions precedent, including, among others, the continuing accuracy of representations and warranties (except as would not have a material adverse effect) and compliance with covenants and receipt of certain required third-party consents. The Stock Purchase Agreement may be terminated by either party without penalty if the transaction has not been consummated by July 15, 2015 (or, if the failure is solely due to antitrust waiting periods or approvals having not yet expired or been obtained, by the earlier of August 31, 2015 or the third business day following such expiration or approval).

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement. The Stock Purchase Agreement has been attached to provide investors with information regarding its terms only. It is not intended to provide any other factual information about Carpathia or the Company. The Stock Purchase Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of each other and are used for the purpose of allocating risk rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts.

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Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “pro forma,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transaction and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other documents that it files from time to time with the Securities and Exchange Commission.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated May 6, 2015, by and among Quality Technology Services Holding, LLC, Carpathia Holdings, LLC and Carpathia Acquisition, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel
May 12, 2015

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated May 6, 2015, by and among Quality Technology Services Holding, LLC, Carpathia Holdings, LLC and Carpathia Acquisition, Inc.

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